UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2011 (August 15, 2011)

UNILIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34540	27-1049354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 15, 2011, Unilife Medical Solutions, Inc. (“UMSI”), a subsidiary of Unilife Corporation (the “Company”) entered into a Master Lease Agreement dated as of August 15, 2011 (the “Master Agreement”) with Varilease Finance, Inc. (“Varilease”). Under the Master Agreement, Varilease agreed to provide lease financing in an amount of $10 million for the production equipment for the Unifill® ready-to-fill syringe (the “Equipment”). UMSI may apply funds it receives from Varilease under the Master Agreement as reimbursement for payments UMSI has previously made to the manufacturer of the Equipment.

Under the terms of the Master Agreement, UMSI will lease the Equipment from Varilease for a two-year base term, and UMSI will pay rent in 24 equal monthly installments over the base term. The monthly rent payments include a Base Lease Rate Factor of 0.04195, which is subject to increase 0.00006775 for every five (5) basis point increase in 24-month U.S. Treasury Notes, until all the Equipment has been installed. The 24-month U.S. Treasury Note yield used as the basis for the derivation of the Base Lease Rate Factor is .33%. UMSI will pay a deposit equal to two months rent, which will be applied towards the last two months rental payments.

The Master Agreement contains covenants and provisions for events of default customarily found in lease agreements.

In connection with the Master Agreement, the Company executed a Guaranty dated as of August 15, 2011 (the “Guaranty”) in favor of Varilease pursuant to which the Company unconditionally guaranteed UMSI’s performance under the Master Agreement, including payment of all rent payments or other amounts owed by UMSI under the Master Agreement. The Guaranty is unsecured, and the Company is not required to pledge any of its assets as security for its obligations under the Guaranty.

All capitalized terms that are not otherwise defined herein have the meanings ascribed to them in the Master Agreement.

The foregoing contains forward-looking statements, which are based on management’s beliefs and assumptions and on information currently available to our management. The Company’s management believes that these forward-looking statements are reasonable as and when made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” in the Company’s registration statement on Form 10-K and those described from time to time in other reports which the Company files with the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is hereby made to Item 1.01 which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: August 19, 2011	By:	/s/ Alan Shortall

Alan Shortall Chief Executive Officer